                                                                     Exhibit 1.1

                                                                  April 23, 2004

ABN AMRO Incorporated                     Deutsche Bank Securities Inc.
55 East 52nd Street                       60 Wall Street
New York, New York 10055                  New York, New York 10005

Banc of America Securities LLC            HSBC Securities (USA) Inc.
100 North Tryon Street, 8th Floor         452 Fifth Avenue, Tower 10
Charlotte, North Carolina 28255           New York, New York 10018

Banc One Capital Markets, Inc.            J.P. Morgan Securities Inc.
1 Bank One Plaza, 8th Floor               270 Park Avenue, 7th Floor
Chicago, Illinois 60670                   New York, New York 10017

Barclays Capital Inc.                     Lehman Brothers Inc.
200 Park Avenue                           745 Seventh Avenue
New York, New York  10166                 New York, New York  10019

BNY Capital Markets, Inc.                 Merrill Lynch, Pierce, Fenner & Smith
One Wall Street, 18th Floor               Incorporated
New York, New York 10286                  4 World Financial Tower
                                          New York, New York  10080

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies & Gentlemen:

                  International Lease Finance Corporation, a California corporation (the "Company"), has entered into a Distribution Agreement, dated November 7, 2003 (the "Distribution Agreement"), with you (with the exception of Barclays Capital Inc. and BNY Capital Markets, Inc.) with respect to the issuance and sale by the Company of up to an aggregate principal amount of $1,000,000,000 of Medium-Term Notes, Series P (the "Notes"), due from nine months to 30 years from the date of issue. The Company proposes to increase the aggregate principal amount of the Notes that can be issued to $1,500,000,000. The Company desires to amend the Distribution Agreement to provide that it shall apply to the additional aggregate principal amount of the Notes to be issued. In addition, the Company desires to amend the Distribution Agreement to add Barclays Capital Inc. and BNY Capital Markets, Inc. as "Agents" under the Distribution Agreement.

                  Accordingly, this will confirm the Company's agreement with you that Schedule I attached to the Distribution Agreement is hereby amended and restated as provided in Schedule I attached hereto and that Exhibit A to the Distribution Agreement is hereby amended and restated as provided in Exhibit A attached hereto. All references to the Notes in the Distribution Agreement shall hereinafter refer to the $1,500,000,000 aggregate principal amount of the Notes.

                  In addition, this will confirm the Company's agreement with you that Barclays Capital Inc. and BNY Capital Markets, Inc. shall be added as "Agents" under the Distribution Agreement and shall be considered a party to the Distribution Agreement for all purposes. In addition, it is agreed that that all references to "Agent" or "Agents" in the Distribution Agreement shall now additionally refer to Barclays Capital Inc. and BNY Capital Markets, Inc., as appropriate.

                  Except as provided herein, the terms and conditions of the Distribution Agreement shall remain in full force and effect.

                  [remainder of page intentionally left blank]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among you and the Company.

                                        Very truly yours,

                                        INTERNATIONAL LEASE FINANCE CORPORATION

                                        By: /s/ Alan H. Lund
                                            ------------------------------------
                                            Name: Alan H. Lund
                                            Title: Vice Chairman and
                                                   Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

ABN AMRO Incorporated                         BARCLAYS CAPITAL INC.

By: /s/ MARK BURSTEIN                         By: /s/ PAMELA KENDALL
    -----------------------------------           ------------------------------
    Name: Mark Burstein                           Name: Pamela Kendall
    Title: Assistant Vice President               Title: Director

BANC OF AMERICA SECURITIES LLC                BNY CAPITAL MARKETS, INC.

By: /s/ LILY CHANG                            By: /s/ CARMINE URCIUOLI
    -----------------------------------           ------------------------------
        Name: Lily Chang                          Name: Carmine Urciuoli
        Title: Principal                          Title: Managing Director

BANC ONE CAPITAL MARKETS, INC.                CITIGROUP GLOBAL MARKETS INC.

By: /s/ ROB NORDLINGER                        By: /s/ MARTHA BAILEY
    -----------------------------------           ------------------------------
    Name: Rob Nordlinger                          Name: Martha Bailey
    Title: Managing Director                      Title: Senior Vice President


DEUTSCHE BANK SECURITIES INC.                 LEHMAN BROTHERS INC.

By: /s/ MARC FRATEPIETRO                      By: /s/ MARTIN GOLDBERG
    -----------------------------------          -------------------------------
    Name: Marc Fratepietro                       Name: Martin Goldberg
    Title: Director                              Title: Senior Vice President

By: /s/ CHRISTOPHER T. WHITMAN
    -----------------------------------
    Name: Christopher T. Whitman
   Title: Managing Director

HSBC SECURITIES (USA) INC.                    MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED

By: /s/ PATTY BAYER                           By: /s/ SCOTT G. PRIMROSE
    -----------------------------------           ------------------------------
    Name: Patty Bayer                             Name: Scott G. Primrose
    Title: Senior Vice President                  Title: Authorized Signatory

J.P. MORGAN SECURITIES INC.

By: /s/ CARL J. MEHLDAU JR.
   ------------------------------------
   Name: Carl J. Mehldau Jr.
   Title: Vice President

                                   SCHEDULE I

Registration Statement No. 333-106320

Amount of the Notes:  $1,500,000,000

Amount of the Securities:  $5,000,000,000

                  The Company agrees to pay ABN AMRO Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Barclays Capital Inc., BNY Capital Markets, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (individually, an "Agent") a commission equal to the following percentage of the principal amount of each Note sold by such Agent:

               Term                        Commission Rate
               ----                        ---------------
From 9 months to less than one year            .125%
From one year to less than 18 months           .150%
From 18 months to less than 2 years            .200%
From 2 years to less than 3 years              .250%
From 3 years to less than 4 years              .350%
From 4 years to less than 5 years              .450%
From 5 years to less than 6 years              .500%
From 6 years to less than 7 years              .550%
From 7 years to less than 10 years             .600%
From 10 years to less than 15 years            .625%
From 15 years to less than 20 years            .700%
From 20 years to 30 years                      .750%

Address for Notice to Agents:

ABN AMRO Incorporated
55 East 52nd Street
New York, New York 10055
Attn: Vinny Murray, Medium-Term Note Department
Telecopy number: (212) 409-5256
Telephone number: (212) 409-7553

Banc of America Securities LLC
100 North Tryon Street, 8th Floor
Charlotte, North Carolina  28255
Attention:  Medium Term Note Department
Telecopy number: (704) 388-9939
Telephone number: (704) 388-4809

               with a copy to:

               Lily Chang
               Banc of America Securities LLC
               9 West 57th Street, 2nd Floor Mezzanine
               New York, New York  10019
               Telecopy number: (212) 847-5184
               Telephone number: (212) 847-6466

Banc One Capital Markets, Inc.
1 Bank One Plaza, 8th Floor
Chicago, Illinois 60670
Attn: Medium-Term Note Department
Telecopy number: (312) 732-4773
Telephone number: (312) 732-6047

Barclays Capital Inc.
200 Park Avenue
New York, New York  10166
Attn:  MTN Trading
Telecopy number: (212) 412-6980
Telephone number: (212) 412-7305

BNY Capital Markets, Inc.
One Wall Street, 18th Floor
New York, New York 10286
Telephone number: (212) 635-8060

               with a copy to:

               Carmine R. Urciuoli
               BNY Capital Markets, Inc.
               One Wall Street, 18th Floor
               New York, New York 10286
               Telecopy number: (212) 635-8059
               Telephone number: (212) 635-1695

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attn: Medium-Term Note Department
Telecopy number: (212) 783-2274
Telephone number: (212) 783-7000

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention:  Medium-Term Note Desk
Telecopy number: (212) 797-2202
Telephone number: (212) 250-5195

HSBC Securities (USA) Inc.
452 Fifth Avenue, Tower 10
New York, New York  10018
Attn: Medium-Term Note Department
Telecopy number: (212) 525-0238
Telephone number: (212) 525-3031

J.P. Morgan Securities Inc.
270 Park Avenue, 7th Floor
New York, New York 10017
Attn: Transaction Execution Group
Telecopy number: (212) 834-6702
Telephone number: (212) 834-5710

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019
Attention:  Fixed Income Syndicate/Medium Term Note Desk
Telecopy number: (212) 526-9664
Telephone number: (212) 526-0943

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, Floor 15
New York, New York 10080
Attn:  MTN Product Management
Telecopy number: (212) 449-2234
Telephone number: (212) 449-7476

Securities to be delivered by book-entry transfer.

                                                                       Exhibit A

                         MEDIUM-TERM NOTE ADMINISTRATIVE
                PROCEDURES FOR FIXED RATE AND FLOATING RATE NOTES
                          (DATED AS OF APRIL 23, 2004)

                  Medium-Term Notes, Series P (the "Notes"), in the aggregate principal amount of up to U.S. $1,500,000,000 are to be offered on a continuing basis by International Lease Finance Corporation (the "Company") through ABN AMRO Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Barclays Capital Inc., BNY Capital Markets, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, who, as agents (each an "Agent," and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

                  The Notes are being sold pursuant to a Distribution Agreement, dated November 7, 2003, as amended through April 23, 2004 (the "Distribution Agreement"), by and between the Company and the Agents. The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of November 1, 2000, between the Company and The Bank of New York, as trustee (the "Trustee"), as amended. A Registration Statement (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus Supplement." The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement."

                  The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

                  General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                 PART I:      PROCEDURES OF GENERAL
                              APPLICABILITY

Date of Issuance/             Each Note will be dated as of the date of its
  Authentication:             authentication by the Trustee. Each Note shall
                              also bear an original issue date (the "Original
                              Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original
                              Note regardless of their dates of authentication.

Maturities:                   Each Note will mature on a date selected by the
                              purchaser and agreed to by the Company which is not less than nine months from its Original Issue
                              Date; provided, however, that Notes bearing interest at rates determined by reference to selected indices ("Floating Rate Notes") will mature on an Interest Payment Date.

Registration:                 Notes will be issued only in fully registered
                              form.

Calculation of Interest:      In the case of Notes bearing interest at fixed
                              rates ("Fixed Rate Notes") interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve
                              30-day months. In the case of Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360 for CD Rate, Commercial
                              Paper Rate, Eleventh District Cost of Funds Rate,
                              Federal Funds Rate, Prime Rate or LIBOR Notes and on the basis of the actual number of days in the interest period divided by the actual number of days in the year for CMT Rate or Treasury Rate
                              Notes.

Acceptance and                The Company shall have the sole right to accept
  Rejection of Offers:        offers to purchase Notes from the Company and may
                              reject any such offer in whole or in part. Each
                              Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase
                              Notes from the Company received by it. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes through it in whole or in part.

Preparation of Pricing        If any offer to purchase a Note is accepted by the
  Supplement:                 Company, the Company, with the assistance of the
                              Agent which presented such offer (the "Presenting
                              Agent"), will prepare a Pricing file Supplement reflecting the terms of such Note and such Pricing
                              Supplement relating to the Notes and the plan of distribution thereof, if changed (the
                              "Supplemented Prospectus"), with the Commission in accordance with Rule 424 under the Securities Act of 1933, as amended (the "Act"). The Presenting
                              Agent will cause a stickered Supplemented
                              Prospectus to be delivered to the purchaser of the Note.

                              In addition, the Company shall deliver each completed Pricing Supplement, via next day mail or telecopy to arrive no later than 11:00 A.M. on the Business Day following the trade date, to the Presenting Agent at the following locations:

                              If to ABN AMRO Incorporated:

                                       ABN AMRO Incorporated
                                       55 East 52nd Street
                                       New York, New York 10055
                                       Attn: Vinny Murray, Medium-Term Note
                                       Department
                                       Telecopy number: (212) 409-5256
                                       Telephone number: (212) 409-7553

                              If to Banc of America Securities LLC:

                                       Banc of America Securities LLC
                                       214 North Tryon Street
                                       NC1-027-14-01
                                       Charlotte, North Carolina  28255
                                       Attention:  Medium Term Note Dept.
                                       Telecopy number: (704) 388-9939
                                       Telephone number: (704) 388-4809

                                       with a copy to:

                                       Lily Chang
                                       Banc of America Securities LLC
                                       9 West 57th Street, 2nd Floor
                                         Mezzanine
                                       New York, New York  10019
                                       Telecopy number: (212) 847-5184
                                       Telephone number: (212) 847-6466

                                       If to Banc One Capital Markets, Inc.:

                                              Banc One Capital Markets, Inc.
                                              1 Bank One Plaza, 8th Floor
                                              Chicago, Illinois 60670
                                              Attn: Medium-Term Note Department
                                              Telecopy number: (312) 732-4773
                                              Telephone number: (312) 732-6047

                                       If to Barclays Capital Inc.:

                                              Barclays Capital Inc.
                                              200 Park Avenue
                                              New York, New York  10166
                                              Attn: U.S. Transaction Mgmt.
                                              Telecopy number: (212) 412-7680
                                              Telephone number: (212) 412-7606

                                              with a copy to:

                                              Barclays Capital Inc.
                                              c/o ADP Prospectus
                                              1155 Long Island Avenue
                                              Edgewood, New York 11717
                                              Telecopy: (631) 254-7140

                                       If to BNY Capital Markets, Inc.:

                                              BNY Capital Markets, Inc.
                                              One Wall Street, 18th Floor
                                              New York, New York 10286
                                              Attn:  Christina St. Juste
                                              Telephone number: (212) 635-8060

                                              with a copy to:

                                              Carmine R. Urciuoli
                                              BNY Capital Markets, Inc.
                                              One Wall Street, 18th Floor
                                              New York, New York 10286
                                              Telecopy number: (212) 635-8059
                                              Telephone number: (212) 635-1695

                                       If to Citigroup Global Markets Inc:

                                              Citigroup Global Markets Inc.
                                              388 Greenwich Street
                                              New York, New York 10013
                                              Attn: Medium-Term Note Department
                                              Telecopy number: (212) 783-2274
                                              Telephone number:  (212) 783-7000

                                       If to Deutsche Bank Securities Inc.:

                                              Deutsche Bank Securities Inc.
                                              60 Wall Street
                                              New York, New York 10005
                                              Attention:  Medium-Term Note Desk
                                              Telecopy number: (212) 797-2202
                                              Telephone number: (212) 250-5195

                                       If to HSBC Securities (USA) Inc.:

                                              HSBC Securities (USA) Inc.
                                              452 Fifth Avenue, Tower 10
                                              New York, New York  10018
                                              Attn: Medium-Term Note Department
                                              Telecopy number: (212) 525-0238
                                              Telephone number: (212) 525-3031

                                       If to J.P. Morgan Securities Inc.:

                                              J.P. Morgan Securities Inc.
                                              270 Park Avenue, 7th Floor
                                              New York, New York 10017
                                              Attn: Transaction Execution Group
                                              Telecopy number: (212) 834-6702
                                              Telephone number: (212) 834-5710

                                       If to Lehman Brothers Inc.:

                                              Lehman Brothers Inc.
                                              745 Seventh Avenue
                                              New York, New York  10019
                                              Attention: Fixed Income Syndicate/
                                                         Medium Term Note Desk
                                              Telecopy number: (212) 526-9664
                                              Telephone number: (212) 526-0943

                                              also for record keeping purposes,
                                              please send a copy to:

                                              ADP Prospectus Services
                                              For Lehman Brothers Inc.
                                              1155 Long Island Avenue
                                              Edgewood, New York 11717
                                              Attn:  Client Services Desk
                                              Telecopy number:  (631) 254-7268

                                       If to Merrill Lynch, Pierce, Fenner &
                                       Smith Incorporated:

                                              Merrill Lynch, Pierce, Fenner &
                                              Smith Incorporated
                                              4 World Financial Center, Floor 15
                                              New York, New York 10080
                                              Attn:  MTN Product Management

                                              Telecopy number: (212) 449-2234
                                              Telephone number: (212) 449-7476

                              In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Supplemented Prospectuses prior to their use. Outdated Pricing Supplements, and the Supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:                   The receipt of immediately available funds by the
                              Company in payment for a Note and the
                              authentication and delivery of such Note shall, with respect to such Note, constitute
                              "settlement." Offers accepted by the Company will be settled from three to five Business Days after the Company's acceptance of the offer, or at a time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement
                              Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively. If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable
                              "Settlement Procedures Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures
                              A and B or such later date as the purchaser and the Company shall agree.

                              In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be as agreed between the Agent and the Company pursuant to the applicable Terms Agreement.

Procedure for Changing        When a decision has been reached to change the
Rates or Other Variable       interest rate or any other variable term on any
Terms:                        Notes being sold by the Company, the Company will
                              promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase at a new interest rate or new variable term, the Company, the Presenting Agent and the Trustee shall follow the procedures set forth under the applicable
                              "Settlement Procedures."

Suspension of Solicitation;   The Company may instruct the Agents to suspend
Amendment or Supplement:      solicitation of purchases at any time. Upon
                              receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend the Registration Statement
                              (including incorporating any documents by reference therein) or supplement any of such documents (other than to change rates or other variable terms), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment
                              (including any document proposed to be
                              incorporated by reference therein) or supplement.
                              One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following respective addresses:

                                       ABN AMRO Incorporated
                                       55 East 52nd Street
                                       New York, New York 10055
                                       Attn:  Medium-Term-Note Department

                                       Banc of  America Securities LLC
                                       214 North Tryon Street
                                       NC1-027-14-01
                                       Charlotte, North Carolina  28255
                                       Attention:  Medium-Term Note Department

                                       Banc One Capital Markets, Inc.
                                       1 Bank One Plaza, 8th Floor
                                       Chicago, Illinois 60670
                                       Attn:  Medium-Term Note Department

                                       Barclays Capital Inc.
                                       200 Park Avenue
                                       New York, New York  10166
                                       Attn: MTN Trading

                                       BNY Capital Markets, Inc.
                                       One Wall Street, 18th Floor
                                       New York, New York 10286
                                       Attn: Christina St. Juste

                                       Citigroup Global Markets Inc.
                                       388 Greenwich Street
                                       New York, New York 10013
                                       Attn:  Medium-Term Note Department

                                       Deutsche Bank Securities Inc.
                                       60 Wall Street
                                       New York, New York 10005
                                       Attn:  Medium-Term Note Desk

                                       HSBC Securities (USA) Inc.
                                       452 Fifth Avenue, Tower 10
                                       New York, New York  10018
                                       Attention:  Medium-Term Note Department

                                       J.P. Morgan Securities Inc.
                                       270 Park Avenue, 7th Floor
                                       New York, New York  10017
                                       Attention:  Transaction Execution Group

                                       Lehman Brothers Inc.
                                       745 Seventh Avenue
                                       New York, New York  10019
                                       Attention:  Fixed Income Syndicate/Medium
                                       Term Note Desk

                                       Merrill Lynch, Pierce, Fenner & Smith
                                       Incorporated
                                       Tritech Services
                                       44-B Colonial Drive
                                       Piscataway, New Jersey  08854
                                       Attn:  Final Prospectus Unit/
                                                   Nachman Kimerling
                                       Telephone: (732) 885-2768
                                       Telecopy: (732) 885-2774/2775/2776

                                       also, for record keeping purposes,
                                       please send a copy to:

                                       Merrill Lynch, Pierce, Fenner & Smith
                                       Incorporated
                                       4 World Financial Center, Floor 15
                                       New York, New York  10080
                                       Attention:  MTN Product Management

                              In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:       A copy of the most recent Prospectus, Prospectus
                              Supplement and Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his agent or (b) the delivery of Notes to a customer or his agent.

Authenticity of Signatures:   The Agents will have no obligations or liability
                              to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated by     The Company shall supply the Agents with an
Reference:                    adequate supply of all documents incorporated by
                              reference in the Registration Statement.

Business Day:                 "Business Day" means any day that is not a
                              Saturday or Sunday, and that, in The City of New
                              York (and with respect to LIBOR Notes, the City of London), is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close. For Notes the payment of which is to be made in a currency other than U.S.
                              dollars or composite currencies (such currency or composite currency in which a Note is denominated is the "Specified Currency"), a Business Day will not be a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal
                              Financial Center (as defined below) of the country issuing such Specified Currency (or, in the case of EUROs), is not a day that the TARGET System (as defined below) is not open. However, with respect to Notes for which LIBOR is an applicable Interest
                              Rate Basis, the day must be also be a London
                              Business Day (as defined below). "London Business
                              Day" means (i) if the currency (including composite currencies) specified in the applicable
                              Pricing Supplement as the currency (the "Index
                              Currency") for which LIBOR is calculated is other than any day on which dealings in the Index
                              Currency are transacted in the London interbank market or (ii) if the Index Currency is the EURO, is not a day on which payments in EURO cannot be settled in the TARGET System. If no currency or composite currency is specified in the applicable
                              Pricing Supplement, the Index Currency shall be
                              U.S. dollars. "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency. "TARGET System" means the
                              Trans-European Automated Real-time Gross
                              Settlement Express Transfer System.

                  PART II:    PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

                  In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                     All Fixed Rate Notes issued in book-entry form
                              having the same Original Issue Date, interest rate and Stated Maturity (collectively, the "Fixed Rate
                              Terms") will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry Note"); and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, base rate upon which interest may be determined (each, a "Base Rate"), which may be the Commercial Paper
                              Rate, the Treasury Rate, LIBOR, the CD Rate, the
                              CMT Rate, the Eleventh District Cost of Funds
                              Rate, the Federal Funds Rate, the Prime Rate, any other rate set forth by the Company, Initial
                              Interest Rate, Index Maturity, Spread or Spread
                              Multiplier, if any, the minimum interest rate, if any, the maximum interest rate, if any, and the Stated Maturity (collectively, "Floating Rate
                              Terms") will be represented initially by a single
                              Book-Entry Note.

                              Each Book-Entry Note will be dated and issued as of the date of its authentication by the Trustee. Each Book-Entry Note will bear an Interest Accrual Date, which will be (a) with respect to an original Book-Entry Note (or any portion thereof), its Original Issue Date and (b) with respect to any Book-Entry Note (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any Note issued in certificated form.

Identification:               The Company has arranged with the CUSIP Service
                              Bureau of Standard & Poor's Corporation (the
                              "CUSIP Service

                              Bureau") for the reservation of approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes and the Company has delivered to the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) and otherwise required to be represented by the same Global Certificate will instead be represented by two or more Global Certificates which shall all be assigned the same CUSIP number.

Registration:                 Each Book-Entry Note will be registered in the
                              name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                    Transfers of a Book-Entry Note will be
                              accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:                    The Trustee may deliver to DTC and the CUSIP
                              Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more
                              Book-Entry Notes Outstanding on such date that represent Book-Entry Notes having the same Fixed
                              Rate Terms or Floating Rate Terms, as the case may be, (other than Original Issue Dates) and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new
                              CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                              Notwithstanding the foregoing, if the Book-Entry
                              Notes to be exchanged exceed $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent $500,000,000 of principal amount of the exchanged Book-Entry
                              Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry
                              Notes (See "Denominations" below).

Denominations:                All Notes issued in book-entry form will be
                              denominated in U.S. dollars. Notes issued in book-entry form will be issued in denominations of $1,000 and any larger denomination which is an integral multiple of $1,000. Book-Entry Notes will be denominated in principal amounts not in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies). If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single
                              Book-Entry Note, then one Book-Entry Note will be issued to represent $500,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form.
                              In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Interest:                     General. Interest on each Note issued in
                              book-entry form will accrue from the Interest
                              Accrual Date of the Book-Entry Note representing such Note. Each payment of interest on a Note issued in book-entry form will include interest accrued through and including the day preceding, as the case may be, the Interest Payment Date
                              (provided that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest accrued to and including the Regular Record Date immediately preceding the Interest Payment Date), or the Stated Maturity
                              (the date on which the principal of a Note becomes due and payable as provided in the Indenture, whether at the Stated Maturity or by declaration of acceleration, redemption, repayment or otherwise is referred to herein as the "Maturity"). Interest payable at Maturity of a
                              Note issued in book-entry form will be payable to the Person to whom the principal of such Note is payable. DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's, a division of the McGraw-Hill Companies ("Standard &
                              Poor's") which will use the information in the message to include certain terms of the related
                              Book-Entry Note in the appropriate daily bond report published by Standard & Poor's.

                              Regular Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note or a Floating Rate Note shall be the close of business on the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

                              Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first

                              Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Regular Record Date.

                              If an Interest Payment Date with respect to any Floating Rate Note issued in book-entry form would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London Business Day.

                              Fixed Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, interest payments on Fixed Rate Notes issued in book-entry form will be made semi-annually on April 15 and October 15 of each year and at Maturity.

                              Floating Rate Notes. Interest payments on Floating Rate Notes issued in book-entry form will be made as specified in the Floating Rate Note.

                              Notice of Interest Payments and Regular Record Dates. On the first Business Day of March, June, September and December of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Notes issued in book-entry form. Promptly after each Interest Determination Date for Floating Rate Notes issued in book-entry form, the Trustee will notify Standard & Poor's of the interest rates determined on such Interest Determination Date.

Payments of Principal and     Payments of Interest Only. Promptly after each
   Interest:                  Regular Record Date, the Trustee will deliver to
                              the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest
                              Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by referring to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment".

                              Payments at Maturity. On or about the first
                              Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes as of the immediately preceding Business Day.

                              Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

                              Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:        Settlement Procedures with regard to each Note in
                              book-entry form sold by each Agent, as agent of the Company, will be as follows:

                              A. The Presenting Agent will advise the Company by telephone of the following Settlement
                                    Information:

                                    1.       Taxpayer identification number of
                                             the purchaser.

                                    2.       Principal amount of the Note.

                                    3.       Fixed Rate Notes:

                                             a)      interest rate; and

                                             b)      redemption or optional
                                                     repayment dates, if any

                                             Floating Rate Notes:

                                             a)      designation (which may be
                                                     "Regular Floating Rate
                                                     Note," Floating Rate/Fixed
                                                     Rate Note" or "Inverse
                                                     Floating Rate Note;"

                                             b)      interest rate basis or
                                                     bases;

                                             c)      initial interest rate;

                                             d)      spread or spread
                                                     multiplier, if any;

                                             e)      interest rate reset dates;

                                             f)      interest rate reset period;

                                             g)      interest payment dates;

                                             h)      interest rate payment
                                                     period;

                                             i)      index maturity;

                                             j)      calculation agent;

                                             k)      interest payment dates if
                                                     any;

                                             l)      minimum interest rate, if
                                                     any;

                                             m)      calculation date;

                                             n)      interest determination
                                                     dates;

                                             o)      redemption or optional
                                                     repayment dates, if any;
                                                     and

                                             p)      fixed rate (for Floating
                                                     Rate/Fixed Rate Notes and
                                                     Inverse Floating Rate
                                                     Notes) and fixed rate
                                                     commencement date (for
                                                     Floating Rate/Fixed Rate
                                                     Notes).

                                    4.       Price to public of the Note.

                                    5.       Trade date.

                                    6.       Settlement Date (Original Issue
                                             Date).

                                    7.       Stated Maturity.

                                    8.       Overdue rate (if any).

                                    9.       Extension periods, if any, and
                                             final maturity date.

                                    10.      Optional reset dates, if any.

                                    11.      Net proceeds to the Company.

                                    12.      Agent's commission.

                              B. The Company will assign a CUSIP number to the Book-Entry Note representing such Note and then advise the Trustee by electronic transmission of the above settlement information received from the Presenting Agent, such CUSIP number and the name of the Agent.

                              C. The Trustee will communicate to DTC and the Agent through DTC's Participant Terminal System, a pending deposit message specifying the following settlement information:

                                    1.       The information set forth in
                                             Settlement Procedure A.

                                    2.       Identification numbers of the
                                             participant accounts maintained by
                                             DTC on behalf of the Trustee and
                                             the Agent.

                                    3.       Identification as a Fixed Rate
                                             Book-Entry Note or Floating Rate
                                             Book-Entry Note.

                                    4.       Initial Interest Payment Date for
                                             such Note, number of days by which
                                             such date succeeds the related
                                             record date for DTC purposes (or,
                                             in the case of Floating Rate Notes
                                             which reset daily or weekly, the
                                             date five calendar days preceding
                                             the Interest Payment Date) and, if
                                             then calculable, the amount of
                                             interest payable on such Interest
                                             Payment Date (which amount shall
                                             have been confirmed by the
                                             Trustee).

                                    5.       CUSIP number of the Book-Entry Note
                                             representing such Note.

                                    6.       Whether such Book-Entry Note
                                             represents any other Notes issued
                                             or to be issued in book-entry form.

                                    7.       The Trustee will advise the
                                             Presenting Agent by telephone of
                                             the CUSIP number as soon as
                                             possible.

                              D. The Company will complete and deliver to the Trustee a Book-Entry Note representing such
                                    Note in a form that has been approved by the Company, the Agents and the Trustee.

                              E. The Trustee will authenticate the Book-Entry Note representing such Note.

                              F. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                              G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Agent's commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Book-Entry Note pursuant to the Medium Term Note Certificate Agreement between the Trustee and DTC.

                              H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC, in an amount equal to the initial public offering price of such Note.

                              I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                              J. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

                              K.    The Trustee will send a copy of the
                                    Book-Entry Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

                              L. The Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures         For orders of Notes accepted by the Company,
  Timetable:                  Settlement Procedures "A" through "L" set forth
                              above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                              Settlement
                               Procedure                      Time
                               ---------                      ----
                                 A-B         11:00 a.m. on the trade date
                                   C         2:00 p.m. on the trade date
                                   D         3:00 p.m. on the Business Day
                                             before Settlement Date
                                   E         9:00 a.m. on Settlement Date
                                   F         10:00 a.m. on Settlement Date
                                 G-H         No later than 2:00 p.m. on
                                             Settlement Date
                                   I         4:45 p.m. on Settlement Date
                                 J-L         5:00 p.m. on Settlement Date

                              If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                              If settlement of a Note issued in book-entry form is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal system, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:            If the Trustee fails to enter an SDFS deliver
                              order with respect to a Book-Entry Note issued in book-entry form pursuant to Settlement Procedure
                              G, the Trustee may deliver to DTC, through DTC's
                              Participant Terminal System, as soon as
                              practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note "cancelled," make appropriate entries in its records and send such cancelled
                              Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry
                              Note, the Trustee will exchange such Book-Entry
                              Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered
                              Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

                              If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Security also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

                  PART III:   PROCEDURES FOR NOTES ISSUED IN CERTIFICATED FORM

Denominations:                The Notes will be issued in denominations of U.S.
                              $1,000 and integral multiples of U.S. $1,000 in excess thereof.

Interest:                     Each Note will bear interest in accordance with
                              its terms. Interest will begin to accrue on the Original Issue Date of a Note for the first interest period and on the most recent interest payment date to which interest has been paid for all subsequent interest periods. Each payment of interest shall include interest accrued to, but excluding, the date of such payment. Unless otherwise specified in the applicable Pricing
                              Supplement, interest payments in respect of Fixed
                              Rate Notes will be made semi-annually on April 15 and October 15 of each year and at Maturity.
                              However, the first payment of interest on any Note issued between a Record Date and an Interest
                              Payment Date will be made on the Interest Payment
                              Date following the next succeeding Record Date.
                              Unless otherwise specified in the applicable
                              Pricing Supplement, the Record Date for any payment of interest shall be the close of business
                              15 calendar days prior to the applicable Interest
                              Payment Date. Interest at Maturity will be payable to the person to whom the principal is payable.

                              Notwithstanding the above, in the case of Floating Rate Notes which reset daily or weekly, interest payments shall include accrued interest from, and including, the date of issue or from, but excluding, the last date in respect of which interest has been accrued and paid, as the case may be, through, and including, the record date which is 15 calendar days immediately preceding such Interest Payment Date (the "Record Date"), except that at Maturity the interest payable will include interest accrued to, but excluding, the Maturity date. For additional special provisions relating to Floating Rate Notes, see the Prospectus Supplement.

Payments of Principal and     Upon presentment and delivery of the Note, the
     Interest:                Trustee will pay the principal amount of each Note
                              at Maturity and the final installment of interest in immediately available funds received from the Company. All interest payments on a Note, other than interest due at Maturity, will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided in the Note. However, holders of ten million dollars or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than at Maturity, by wire transfer in immediately available funds to a designated account maintained in the United States upon receipt by the Trustee of written instructions from such a holder not later than the regular Record Date for the related Interest
                              Payment Date. Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest
                              Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity.

                              The Trustee will provide monthly to the Company a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                              Notes presented to the Trustee at Maturity for payment will be cancelled by the Trustee. All cancelled Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:        Settlement Procedures with regard to each Note
                              purchased through any Agent, as agent, shall be as follows:

                              A. The Presenting Agent will advise the Company by telephone of the following Settlement information with regard to each Note:

                                    1.       Exact name in which the Note is to
                                             be registered (the "Registered
                                             Owner").

                                    2.       Exact address or addresses of the
                                             Registered Owner for delivery,
                                             notices and payments of principal
                                             and interest.

                                    3.       Taxpayer identification number of
                                             the Registered Owner.

                                    4.       Principal amount of the Note.

                                    5.       Denomination of the Note.

                                    6.       Fixed Rate Notes:

                                             a)      interest rate; and

                                             b)      redemption or optional
                                                     repayment dates, if any.

                                             Floating Rate Notes:

                                             a)      designation (which may be
                                                     "Regular Floating Rate
                                                     Note," "Floating Rate/Fixed
                                                     Note" or "Inverse Floating
                                                     Rate Note;"

                                             b)      interest rate basis or
                                                     bases;

                                             c)      initial interest rate;

                                             d)      spread or spread
                                                     multiplier, if any;

                                             e)      interest rate reset dates;

                                             f)      interest rate reset period;

                                             g)      interest payment dates;

                                             h)      interest payment period;

                                             i)      index maturity;

                                             j)      calculation agent;

                                             k)      maximum interest rate,
                                                     if any;

                                             l)      minimum interest rate,
                                                     if any;

                                             m)      calculation date;

                                             n)      interest determination
                                                     date;

                                             o)      redemption or optional
                                                     repayment dates, if any;
                                                     and

                                             p)      fixed rate (for Floating
                                                     Rate/Fixed Rate Notes and
                                                     Inverse Floating Rate
                                                     Notes) and fixed rate
                                                     commencement date (for
                                                     Floating Rate/Fixed Rate
                                                     Notes).

                                    7.       Price to public of the Note.

                                    8.       Settlement date (Original Issue
                                             Date).

                                    9.       Stated Maturity.

                                    10.      Overdue rate (if any).

                                    11.      Extension periods, if any, and
                                             final maturity date.

                                    12.      Optional reset dates, if any.

                                    13.      Net proceeds to the Company.

                                    14.      Agent's Commission.

                              B. The Company shall provide to the Trustee the above Settlement information received from the Agent and shall cause the Trustee to issue, authenticate and deliver Notes. The Company also shall provide to the Trustee and/or Agent a copy of the applicable Pricing Supplement.

                              C. The Trustee will complete the preprinted 4-ply Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Trustee:

                                    1.       Note with Agent's customer
                                             confirmation.

                                    2.       Stub 1 - for Trustee.

                                    3.       Stub 2 - for Agent.

                                    4.       Stub 3 - for the Company.

                              D. With respect to each trade, the Trustee will deliver the Notes and Stub 2 thereof to the Presenting Agent at the following applicable address:

                                    If to ABN AMRO Incorporated:

                                    ABN AMRO Incorporated
                                    55 East 52nd Street
                                    New York, New York 10055

                                    If to Banc of America Securities LLC:

                                    c/o The Bank of New York
                                    1 Wall Street, 3rd Floor, Window B
                                    New York, New York 10286
                                    Attention:  Joe Cangelus
                                    Account #:  076854/NationsBanc Montgomery
                                    Securities LLC

                                    If to Banc One Capital Markets, Inc.:

                                    Banc One Capital Markets, Inc.
                                    1 Bank One Plaza, 8th Floor
                                    Chicago, Illinois 60670

                                    If to Barclays Capital Inc.:

                                    Barclays Capital Inc.
                                    c/o The Bank of New York
                                    1 Wall Street
                                    3rd Floor - Dealer Clearance
                                    New York, New York 10286

                                    If to BNY Capital Markets, Inc.:

                                    BNY Capital Markets, Inc.
                                    One Wall Street, 18th Floor
                                    New York, New York 10286

                                    If to Citigroup Global Markets Inc.:

                                    Citigroup Global Markets Inc.
                                    388 Greenwich Street
                                    New York, New York 10013

                                    If to Deutsche Bank Securities Inc.:

                                    Deutsche Bank Securities Inc.
                                    60 Wall Street
                                    New York, New York 10005

                                    If to HSBC Securities (USA) Inc.:

                                    HSBC Securities (USA) Inc.
                                    452 Fifth Avenue, Tower 10
                                    New York, New York  10018
                                    Telecopy number: (212) 525-0238
                                    Telephone number: (212) 525-3031

                                    If to J.P. Morgan Securities Inc.:

                                    J.P. Morgan Securities Inc.
                                    34 Exchange Place
                                    4th Floor, Plaza 2
                                    Jersey City, New Jersey 07311
                                    Attention: Sal Giallanza
                                    Telephone number: (201) 524-8490
                                    Attention: Bryan Williams
                                    Telephone number:(201) 524-8668

                                    If to Lehman Brothers Inc.:

                                    Lehman Brothers Inc.
                                    745 Seventh Avenue
                                    New York, New York 10019
                                    Attention: Fixed Income Syndicate/
                                               Medium Term Note Desk
                                    Telephone: (212) 526-9664

                                    If to Merrill Lynch, Pierce, Fenner &
                                    Smith Incorporated:

                                    Merrill Lynch, Pierce, Fenner & Smith
                                    Money Markets Clearance
                                    Concourse Level, N.S.C.C. Window
                                    55 Water Street - South Building
                                    New York, New York 10041
                                    Attention:  Al Mitchell
                                    Telephone:  (212) 855-2403

                              The Trustee will keep Stub 1. The Presenting Agent will acknowledge receipt of the Note through a broker's receipt and will keep Stub 2. Delivery of the Note will be made only against such acknowledgement of receipt. Upon determination that the Note has been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                              E. The Presenting Agent will deliver the Note (with confirmations), as well as a copy of the Prospectus and any applicable Prospectus Supplement or Supplements received from the Trustee to the purchaser against payment in immediately available funds.

                              F.    The Trustee will send Stub 3 to the Company.

Settlement Procedures         For offers accepted by the Company, Settlement
   Timetable:                 Procedures "A" through "F" set forth above shall
                              be completed on or before the respective times set forth below:

                              Settlement
                               Procedure                  Time
                               ---------                  ----
                                  A-B         3:00 PM on Business Day prior to
                                              settlement
                                  C-D         2:15 PM on day of settlement
                                   E          3:00 PM on day of settlement
                                   F          5:00 PM on day of settlement

Failure to Settle:            In the event that a purchaser of a Note from the
                              Company shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Note to the Trustee.

                              The Trustee, upon receipt of the Note from the Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Note. Such credits will be made on the settlement date if possible, and in any event not later than the Business Day following the settlement date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the
                              Note in respect of which the failure occurred, the Trustee will cancel and destroy the Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.